Exhibit 99.1

Written Consent DATED MARCH 16, 2021, of THE Shareholders OF RENOVACARE INC., in Lieu of SPECIAL Meeting

The undersigned, being the holders of 81.7 % of the voting power of RenovaCare, Inc., a Nevada corporation (the “Corporation”), as set forth in attachment A hereto, hereby consent as of this 16th day of March 2021 (the “Consent”), to the adoption of the following resolutions and the taking of the following actions in lieu of a Special Meeting of Shareholders of the Corporation, pursuant to Section 78.320(2) of the Nevada Revised Statutes and Article II, Section 9 of the Bylaws:

RESOLVED, pursuant to NRS 78.335 (1) and Article I, Section 7 of the Bylaws, the following Members of the Board of Directors are hereby removed, effective as of the date of this Consent:

•	Kenneth Kirkland, Director; and

•	Lydia M. Evans, Director

And it is further

RESOLVED, that the following persons are hereby elected as Directors of the Corporation to serve until the next Annual Meeting of Shareholders of the Corporation and until their respective successors have been elected and duly qualified, or their earlier resignation or removal:

Dr. Kaiyo Nedd

Mr. Harmel S. Rayat

And it is further

RESOLVED, that Dr. Nedd and Mr. Rayat be, and they hereby are, authorized, in the name and on behalf of the Corporation, to execute and deliver such instruments and documents and to take such other actions as may be necessary or advisable in the furtherance of the foregoing.

IN WITNESS WHEREOF, the undersigned have executed this Consent, which may be executed in counterparts, each of which shall be deemed an original but all of which together shall be deemed as one of the same Consent. A signed copy of this Consent delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Consent.

SIGNATURES FOLLOW ON THE NEXT PAGE:

Name of Shareholder	Number of Shares Owned
Kalen Capital Corporation	100,000
By: /s/ Harmel S. Rayat
Name: Harmel S. Rayat
Title: President

Name of Shareholder	Number of Shares Owned
1420525 Alberta Ltd.	3,000,000
By: /s/ Harmel S. Rayat
Name: Harmel S. Rayat
Title: President
Name of Shareholder	Number of Shares Owned
Kalen Capital Corporation	13,033,406
By: /s/ Harmel S. Rayat
Name: Harmel S. Rayat
Title: President

Name of Shareholder	Number of Shares Owned
Kalen Capital Holdings, LLC	40,838,631
By: /s/ Harmel S. Rayat
Name: Harmel S. Rayat
Title: President

Name of Shareholder	Number of Shares Owned
2,800,000
/s/ Harmel S. Rayat
Harmel S. Rayat, an individual

Name of Shareholder	Number of Shares Owned
57,888
/s/ Tajinder Chohan
Tajinder Chohan, an individual

Name of Shareholder	Number of Shares Owned
83,379
/s/ Thomas Bold
Thomas Bold, an individual
Name of Shareholder	Number of Shares Owned
1420527 Alberta Ltd.	2,500,000
By: /s/ Jatinder S. Bhogal
Name: Jatinder S. Bhogal
Title: President

Name of Shareholder	Number of Shares Owned
Boston Financial Group, Ltd.	2,529,425
By: /s/ Jatinder S. Bhogal
Name: Jatinder S. Bhogal
Title: President

Name of Shareholder	Number of Shares Owned
1,707,589
/s/ Jasvir S. Rayat
Jasvir S. Rayat, an individual

Name of Shareholder	Number of Shares Owned
647,516
/s/ Joseph Sierchio
Joseph Sierchio, an individual

Name of Shareholder	Number of Shares Owned
1,042,140
/s/ Cindy Bains
Cindy Bains, an individual

Name of Shareholder	Number of Shares Owned
3,043,548
/s/ Herdev S. Rayat
Herdev S. Rayat, an individual